Exhibit 10.24

FIRST AMENDMENT

FIRST AMENDMENT, dated as of March 11, 2015 (this “Amendment”), to the Credit Agreement, dated as of July 31, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among RMCO, LLC (“Holdings”), RE/MAX, LLC (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”) and JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, the Borrower has requested certain amendments to the Credit Agreement; and

WHEREAS, the Administrative Agent and the Lenders party hereto have agreed, upon the terms and subject to the conditions set forth herein, to consent to such amendments;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Defined Terms.  Unless otherwise defined herein, capitalized terms are used herein as defined in the Credit Agreement as amended hereby.

SECTION 2. Amendment of the Credit Agreement.  Subject to the terms and conditions set forth herein, on the Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

(a)	Section 1.1 is hereby amended by:
(i)	deleting the table in the definition of “Applicable Pricing Grid” and replacing it in its entirety with the following table:

Total Leverage Ratio	Applicable Margin for Eurodollar Loans	Applicable Margin for ABR Loans
≥ 2.25:1.00	3.25%	2.25%
< 2.25:1.00	3.00%	2.00%
(ii)	deleting clause (viii) of subsection (b) of the definition of “Excess Cash Flow” and replacing it in its entirety with the following:

“(viii) the aggregate amount of Investments under Sections 6.7(d), (f), (i), (k) and (m) and the aggregate amount of Restricted Payments under Sections 6.6(c), (d), (e), (g) and (i), in each case to the extent not deducted in Consolidated Net Income and made with cash during such period,”; and

(iii)	adding the following definition in the appropriate alphabetical order:

““First Amendment Effective Date”: the “Effective Date” as defined in the First Amendment to this Agreement, dated as of March 11, 2015, among Holdings, the Borrower, the Lenders and the Administrative Agent, which date is March 11, 2015.”

(b)	Section 2.8 is hereby amended by deleting clause (b) thereto and replacing it in its entirety with the following:

“(b) Notwithstanding anything to the contrary in Sections 2.8(a) or 2.9(a), (i) any prepayment of the Term Loans effected on or prior to the date that is six months after the First Amendment Effective Date with the proceeds of a Repricing Transaction described in clause (a) of the definition thereof shall be accompanied by a fee equal to 1.00% of the principal amount of the Term Loans prepaid (unless such fee is waived by the applicable Lender) and (ii) if in connection with a Repricing Transaction described in clause (b) of the definition thereof on or prior to the date that is six months after the First Amendment Effective Date, any Lender is replaced as a result of its being a non-consenting Lender in respect of such Repricing Transaction pursuant to Section 2.20(c), such Lender shall be entitled to the fee provided under this Section 2.8(b) as to its Term Loans so assigned (unless such fee is waived by the applicable Lender).”

(c)	Section 6.6 is hereby amended by:
(i)	deleting Section 6.6(c) and replacing it in its entirety as follows:

“(c) so long as no Event of Default shall have occurred and be continuing, the Borrower may pay dividends to Holdings to permit Holdings to purchase Holdings’ common stock or common stock options or permit Holdings to pay dividends to PubCo to purchase such holders’ common stock or common stock options from present or former officers or employees of any Group Member or Immaterial Subsidiary (other than David Liniger and Permitted Transferees) upon the death, disability or termination of employment of such officer or employee;”;

(ii)	deleting Section 6.6(e) and replacing it in its entirety as follows:

“(e) the Borrower may pay dividends to Holdings to permit Holdings to (i) pay, or permit Holdings to pay dividends to PubCo to pay, corporate overhead expenses incurred in the ordinary course of business (including expenses relating to insurance, professional fees and costs and expenses in connection with any offering of stock of Holdings or PubCo), (ii) pay, or permit Holdings to pay dividends to PubCo to pay, director fees and expenses and (iii) make tax distributions to the direct or indirect holders of its Capital Stock to enable such holders to pay federal, state and local income taxes attributable to their holdings of such Capital Stock, as reasonably determined by Holdings pursuant to Section 4.1(b) of that certain Fourth Amended and Restated Limited Liability Company Agreement, dated October 1, 2013, by and between the members signatory thereto (each such distribution, a “Permitted Tax Distribution”);”;

(iii)	(A) deleting the last word “and” from clause (f) thereto and (B) deleting the “.” at the end of clause (g) thereto and adding a “;” in lieu thereof; and
(iv)	adding the following clauses (h) and (i) thereto:

“(h) the Borrower may make distributions to Holdings to permit Holdings to pay dividends or make a distribution to the holders of its Capital Stock so long as, on a pro forma basis, both immediately prior, and after giving effect, to such distribution, (i) the Total Leverage Ratio does not exceed 3.00:1.00 and (ii) the sum of (A) the amount of cash and Cash Equivalents on the consolidated balance sheet of the Borrower and its Subsidiaries and (B) the aggregate Available Revolving Commitment shall be greater than $25,000,000; and

(i) the Borrower may make distributions to Holdings to permit Holdings to pay common stock dividends to, or effectuate stock buybacks from, the holders of its Capital Stock in an aggregate amount not to exceed $25,000,000 in any fiscal year.”

SECTION 3. Condition to Effectiveness of Amendment. This Amendment shall become effective (such date, the “Effective Date”) on the date on which the Administrative Agent shall have received a counterpart of this Amendment, executed and delivered by a duly authorized officer of Holdings, the Borrower, the Administrative Agent and the Required Lenders.

SECTION 4. Representations and Warranties.  To induce the other parties hereto to enter into this Amendment, Holdings and the Borrower hereby jointly and severally represent and warrant to the Administrative Agent that, as of the Effective Date:

(a) Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents are true and correct in all material respects on and as of the Effective Date as if made on and as of the Effective Date, except for representations and warranties made as of a specific earlier date that shall be true and correct in all material respects as of such earlier date.

(b) As of the Effective Date, there does not exist any Default or Event of Default.

SECTION 5. Continuing Effect.

(a)  Except as expressly provided herein, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect.  The amendments provided for herein are limited to the specific subsections of the Credit Agreement specified herein and shall not constitute a consent, waiver or amendment of, or an indication of the Administrative Agent’s or the Lenders’ willingness to consent to any action requiring consent under any other provisions of the Credit Agreement or the same subsection for any other date or time period. Upon the effectiveness of the amendments set forth herein, on and after the Effective Date, each reference in the Credit Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

(b)  The Borrower and the other parties hereto acknowledge and agree that this Amendment shall constitute a Loan Document.

SECTION 6. Fees.  The Borrower agrees to pay to the Administrative Agent, for the account of each Lender that has executed and delivered a counterpart of this Amendment by 5:00 P.M., New York City time, on March 10, 2015, an amendment fee in an amount equal to 25 basis points of the sum of the principal amount of such Lender’s Term Loans outstanding on the Effective Date and the amount of such Lender’s Revolving Commitments on the Effective Date.

SECTION 7. Expenses.  The Borrower agrees to pay and reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and delivery of this Amendment, and any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of one firm of counsel to the Administrative Agent in accordance with the terms in the Credit Agreement.

SECTION 8. Execution in Counterparts.  This Amendment may be executed in any number of counterparts by the parties hereto (including by facsimile and electronic (e.g. “.pdf”, or “.tif”) transmission), each of which counterparts when so executed shall be deemed to be an original, but all the counterparts shall together constitute one and the same instrument.

SECTION 9. GOVERNING LAW; WAIVER OF JURY TRIAL.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  EACH PARTY HERETO HEREBY AGREES AS SET FORTH FURTHER IN SECTIONS 9.11, 9.12 AND 9.16 OF THE CREDIT AGREEMENT AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

RMCO, LLC

By:	/s/ David Metzger
Name:	David Metzger
Title:	Chief Operating Officer

RE/MAX, LLC

By:	/s/ David Metzger
Name:	David Metzger
Title:	Chief Operating Officer

Signature Page to First Amendment

JPMORGAN CHASE BANK, N.A., as
Administrative Agent and a Lender

By:	/s/ K. Thomasma
Name:	K. Thomasma
Title:	Senior Underwriter

Signature Page to First Amendment

,
as a Lender

By:
Name:
Title:

By:
Name:
Title:

Signature Page to First Amendment